Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CWB Holdings, Inc. 2015 Stock Option Plan, as amended, and Charlotte’s Web Holdings, Inc. Amended 2018 Long-Term Incentive Plan of our report dated November 4, 2021, with respect to the consolidated financial statements of Charlotte’s Web Holdings, Inc. included in the Registration Statement on Form 10 (No. 000-56364), as amended on December 22, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
January 4, 2022